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                                                                   Exhibit 99.10


                            CRA MANAGED CARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST __, 1997.

     The undersigned appoints DONALD J. LARSON and JOSEPH F. PESCE as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse side, all shares of common stock of CRA Managed Care, Inc. held of record by the undersigned on June 26, 1997, at the Special Meeting of Stockholders to be held on August __, 1997 at 10:00 a.m., Boston, Massachusetts time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110 and at any adjournment(s) thereof. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement in connection therewith, each dated June __, 1997, is acknowledged. The undersigned hereby revokes any proxies previously given.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE CRA PROPOSAL, THE CONCENTRA INCENTIVE
PLAN AND THE CONCENTRA EMPLOYEE STOCK PURCHASE PLAN AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   EACH OF THE PROPOSALS ON THE REVERSE SIDE.
                                                                    SEE REVERSE
                                                                       SIDE
              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)


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    PLEASE MARK
/X/ YOUR VOTES AS IN
    THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

    The Board of Directors of CRA MANAGED CARE, INC. recommends a vote FOR:

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
                                          FOR  AGAINST  ABSTAIN                                        FOR  AGAINST  ABSTAIN
1. Approval and adoption of the           / /    / /      / /      3. Approval and adoption of the     / /    / /      / /
   Reorganization Agreement, the                                      Concentra Managed Care,
   merger of a wholly-owned subsidiary of                             Inc. 1997 Employee Stock Purchase Plan.
   Concentra with and into CRA and the
   Agreement and Plan of Merger to be
   entered into by such Concentra sub-
   sidiary and CRA in order to effect the
   CRA Merger.


                                           FOR  AGAINST  ABSTAIN
2. Approval and adoption of the Concentra  / /    / /      / /     4. In their discretion, the Proxies are authorized to vote with
   Managed Care, Inc. 1997 Long-Term                                  respect to any other matter which may properly come before
   Incentive Plan.                                                    the meeting or any adjournment(s) thereof.

                                                                      _______________________________________________________
                                                                      Signature                                      Date

                                                                      _______________________________________________________
                                                                      Signature (if jointly owned)                   Date

                                                                      WHEN SIGNING ON BEHALF OF A CORPORATION, PARTNERSHIP,
                                                                      ESTATE, TRUST, OR IN ANY OTHER REPRESENTATIVE CAPACITY,
                                                                      PLEASE SIGN NAME AND TITLE. FOR JOINT ACCOUNTS EACH
                                                                      JOINT OWNER MUST SIGN.
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